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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Owens-Illinois, Inc. for the registration of $4.0 billion of debt securities, preferred stock and common stock and to the incorporation by reference therein of our report dated February 4, 1997, with respect to the consolidated financial statements and schedule of Owens-Illinois, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Toledo, Ohio
March 6, 1998